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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Mackie Designs Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2003

        TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Wednesday, April 30, 2003, at 10:00 a.m., local time, at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, for the following purposes:

  1.
  To elect four directors to serve a three-year term and until their successors are elected;

  2.
  To elect three directors previously appointed by the Board of Directors to complete the remaining years of their three-year term and until their successors are elected; and,

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on March 28, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by marking, signing, dating and returning the enclosed proxy in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,
James T. Engen President and Chief Executive Officer
Woodinville, Washington April 18, 2003

IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL ENSURE THAT A QUORUM IS REACHED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

MACKIE DESIGNS INC.

16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(425) 487-4333

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

  General

        The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. ("Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 30, 2003, at 10:00 a.m., local time, or at any postponement or adjournment thereof ("Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Boca Raton Mariott, 5150 Town Center Circle, Boca Raton, Florida (telephone number (561) 392-4600).

        These proxy solicitation materials will be mailed on or about April 18, 2003, to all shareholders entitled to vote at the Meeting.

  Record Date

        Shareholders of record of the Company's common stock at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the Meeting. On March 28, 2003, 19,499,969 shares of the Company's common stock were issued and outstanding.

  Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  Voting

        Holders of shares of common stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of March 28, 2003, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a "no" vote in determining whether other proposals are approved.

  Solicitation

        The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

  Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting

        Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting must be received by the Company no later than December 26, 2003, in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's bylaws provide that the Company shall have no less than one and no more than ten directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at ten directors.

        The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of James T. Engen and Jon W. Gacek, whose terms will expire at the 2005 Annual Meeting of Shareholders; Class 2 consists of Marc J. Leder and Rodger R. Krouse, whose terms will expire at the 2003 Annual Meeting of Shareholders as explained below; and Class 3 consists of Gregory W. Riker and Clarence E. Terry. Mr. Riker's term will expire at the 2004 Annual Meeting of Shareholders and Mr. Terry's term will expire at the 2003 Annual Meeting of Shareholders as explained below.

        At the Meeting, one Class 1 director will be elected to serve a two-year term until the 2005 Annual Meeting, four Class 2 directors will be elected to serve three-year terms until the 2006 Annual Meeting and two Class 3 directors will be elected to serve a one-year term until the 2004 Annual Meeting. The nominee for Class 1 director is R. Lynn Skillen. The nominees for Class 2 directors are Marc J. Leder, Rodger R. Krouse, Kevin J. Calhoun and C. Deryl Couch. The nominees for Class 3 directors are Clarence E. Terry and C. Daryl Hollis. Messrs. Leder, Krouse and Terry were appointed by the Board of Directors in February, 2003, to fill vacancies that were created by the resignations of Raymond B. Ferguson, Paul Gallo, Gregory C. Mackie and Kenneth Williams, and Mr. Leder was appointed Chairman in connection with the closing of an equity investment in the Company by Sun Mackie, LLC, an affiliate of Sun Capital Partners, Inc., a private investment firm. Under the Washington Business Corporations Act as codified under RCW 23B.08.050, the term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Accordingly, Messrs. Leder and Krouse are up for election as Class 2 directors to serve until the 2006 Annual Meeting, and Mr. Terry is up for election as a Class 3 director to serve until the 2004 Annual Meeting, and until their successors are elected and qualified. In addition, R. Lynn Skillen is a nominee for Class 1 director, Kevin J. Calhoun and C. Deryl Couch are nominees for Class 2 director, and C. Daryl Hollis is a nominee for Class 3 director.

        Marc J. Leder, Rodger R. Krouse, Clarence E. Terry, Kevin J. Calhoun, E. Lynn Skillen, C. Deryl Couch and C. Daryl Hollis are collectively referred to as the "Nominees." The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
AND KEY EMPLOYEES

        The Company's directors, including the Nominees, executive officers and key employees, are as follows:

Name	Age	Position
Nominees:
Marc J. Leder(2)	41	Chairman, Director (Class 2) and Vice President
Rodger R. Krouse(2)	41	Director (Class 2) and Vice President
Clarence E. Terry(2)	57	Director (Class 3) and Vice President
Kevin J. Calhoun	42	Director (Class 2) and Vice President
E. Lynn Skillen	46	Director (Class 1) and Vice President
C. Deryl Couch	41	Director (Class 2) and Vice President
C. Daryl Hollis	58	Director (Class 3)
Continuing Directors:
James T. Engen	40	President, Chief Executive Officer and Director (Class 1)
Jon W. Gacek(1)	40	Director (Class 1)
Gregory W. Riker(1)	48	Director (Class 3)
Other Executive Officers and Key Employees:
William A. Garrard	48	Chief Financial Officer, Vice President Finance, Treasurer and Secretary
Kenneth Berger	46	Senior Vice President Marketing
Frank J. Loyko, Jr.	49	Senior Vice President Sales
Stace Rudd	51	Vice President Human Resources

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Options Committee

Nominees

        Marc J. Leder, was appointed as Chairman, a director and Vice President in February 2003. Mr. Leder is the co-founder and Managing Director of Sun Capital Partners, Inc., a private investment firm, and has been engaged in leveraged buyouts and investment banking for 16 years as co-founder of Sun Capital Partners and previously as a Senior Vice President of Lehman Brothers, an investment banking firm in New York. Mr. Leder has been actively involved in all of Sun Capital's investments and has been instrumental in managing Sun Capital Partner's portfolio companies. Mr. Leder is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., Celebrity, Inc., and a number of private companies.

        Rodger R. Krouse, was appointed as a director and Vice President in February 2003. Mr. Krouse is the co-founder and Managing Director of Sun Capital Partners, Inc., and has been engaged in leveraged buyouts and investment banking for 18 years as co-founder of Sun Capital Partners and previously as a Senior Vice President of Lehman Brothers, an investment banking firm in New York. Mr. Krouse has been involved in all Sun Capital Partners investments and has been instrumental in managing Sun Capital Partner's portfolio companies. Mr. Krouse is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., Celebrity, Inc., and a number of private companies.

        Clarence E. ("Bud") Terry, was appointed as a director and Vice President in February 2003. Mr. Terry has served as Managing Director of Sun Capital Partners, Inc. since September 1999, and has more than 29 years of operating experience at Rain Bird Sprinkler Manufacturing, Inc., the largest manufacturer of irrigation products in the world. Mr. Terry has been responsible for all areas of operations, including manufacturing, foreign sourcing, sales and marketing, and general management. Mr. Terry has served as CEO on an interim basis for several Sun Capital Partner's portfolio companies. Mr. Terry is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., Celebrity, Inc., and a number of private companies.

        Kevin J. Calhoun, was appointed Vice President in February 2003. Mr. Calhoun has also served as Senior Vice President of Sun Capital Partners, Inc. since October 2000, and has 19 years of operating, management information systems and accounting and tax experience. Prior to joining Sun Capital Partners, Mr. Calhoun served as Chief Financial Officer of a Sun Capital portfolio company. He also previously served as Chief Financial Officer of a publicly held technology company, and was the Controller for a privately owned distribution business. Mr. Calhoun also worked at Ernst & Young for ten years, most recently as a Senior Manager. Mr. Calhoun is also a director of Northland Cranberries, Inc.

        R. Lynn Skillen was appointed Vice President in February 2003. Mr. Skillen has also served as Vice President of Sun Capital Partners, Inc. since November 2002. Prior to joining Sun Capital Partners, Inc., Mr. Skillen served as Chief Financial Officer of two Sun Capital portfolio companies, Catalina Lighting, Inc. and Celebrity, Inc. He also served as Vice President-Finance of Dollar Car Rental from September 1997 to March 1998 and as Chief Financial Officer of Snappy Car Rental, Inc. from October 1994 to September 1997. Prior to 1994, Mr. Skillen spent 16 years at Safelite Auto Glass, serving in several finance and operations management positions. Mr. Skillen is also a director of Celebrity, Inc.

        C. Deryl Couch was appointed Vice President in February 2003. Mr. Couch has also served as Senior Vice President and General Counsel of Sun Capital Partners, Inc. since May 2000. Prior to joining Sun Capital Partners, Inc., Mr. Couch was Deputy General Counsel of a NYSE specialty finance company from June 1998 to May 2000, and a shareholder of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a full-service law firm, from 1995 to June 1998. Mr. Couch is also a director of Catalina Lighting, Inc.

        C. Daryl Hollis has been an independent business consultant since 1998. From 1996 to 1998, Mr. Hollis served as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a technology company. Mr. Hollis is also a director of Northland Cranberries, Inc. and Catalina Lighting, Inc.

Continuing Directors

        James T. Engen was appointed President, Chief Executive Officer, and a director in November 2000. Prior to such appointment, Mr. Engen served as the Company's Chief Operating Officer. From 1998 to 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998, Mr. Engen was a Senior Vice President of Price Waterhouse, a public accounting firm (now PricewaterhouseCoopers LLP), specializing in the restructuring and refinancing of companies. Prior to joining Price Waterhouse, Mr. Engen's background included being the executive producer of a mini-series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

        Jon W. Gacek was appointed director of the Company in September 2002. Mr. Gacek is Chief Financial Officer of Advanced Digital Information Corp. in Redmond, Washington, a designer and manufacturer of automated high performance data storage hardware and software products used to backup and archive electronic data in client/server network computing environments. Prior to joining ADIC in 1999, he was a partner at PricewaterhouseCoopers LLP in charge of the office technology practice in Seattle, Washington. While at PricewaterhouseCoopers, Mr. Gacek assisted private equity investment firms in a number of merger, acquisition, leveraged buyout and other transactions. He holds a B.A. in Accounting from Western Washington University.

        Gregory W. Riker has served as a director of the Company since 1998 and served as Chairman from September 2002 to February 2003. Mr. Riker has over 20 years of experience in the high-tech industry. During his nine years at Microsoft from 1989 to 1998, Mr. Riker worked as Director of Advanced Consumer Technology, creating the Microsoft Home, the Auto PC and wearable computers. Mr. Riker came to Microsoft from Electronic Arts, Inc., the world's largest publisher of entertainment software. As Vice President of Technology for Electronic Arts from 1983 to 1989, Mr. Riker was responsible for its proprietary game development system allowing software artists to bring products to market more quickly. Mr. Riker first began his high-tech career with Atari, Inc. in 1981. He currently works as a lecturer and consultant in the high-tech industry.

Other Executive Officers and Key Employees

        William A. Garrard was appointed Secretary and Treasurer in May 2001 and has served as Vice President Finance and Chief Financial Officer of the Company since June 1997. Mr. Garrard holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia. From 1993 until he joined the Company, he operated an independent public accounting business. From 1978 to 1993, Mr. Garrard was with Price Waterhouse (now PricewaterhouseCoopers LLP), most recently as a Senior Manager.

        Kenneth Berger was appointed Senior Vice President Marketing in January 2003. Mr. Berger has more than 25 years of marketing and business development experience in the professional audio industry. Most recently, Mr. Berger was the founder and CEO at Pro Sound Web, the largest online community for professional audio, lighting, and entertainment technologies. Prior to that, Mr. Berger was co-founder and president of Eastern Acoustic Works, Inc. ("EAW"), a recognized leader in the development of high-performance loudspeaker systems for concert touring and fixed installations. EAW was acquired by the Company in 2000.

        Frank J. Loyko, Jr.    was appointed Senior Vice President Sales, Worldwide in February 2003. Mr. Loyko previously served as Senior Vice President of Sales, U.S. and prior to that was Vice President of Sales at Eastern Acoustic Works, Inc. Mr. Loyko was an employee of EAW for 21 years. EAW was acquired by the Company in April 2000.

        Stace Rudd was appointed Vice President Human Resources in August 2000. Prior to joining the Company, Mr. Rudd was the Director of Human Resources of the Coca-Cola Co. for their Northwest bottling operations for 16 years, where he was heavily involved in acquisitions and organizational design and development. Mr. Rudd has published various articles and has been a lecturer on human resources issues around the country.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

  Board Meetings

        The Board of Directors of the Company held a total of eight meetings during 2002. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

  Committees

        The Company's Board of Directors currently has two standing committees: an Audit Committee and a Compensation and Options Committee.

        The Audit Committee (1) reviews any non-audit services our independent accountants perform and considering the effect, if any, this may have on their independence, (2) recommends engagement of the Company's independent certified public accountants, (3) reviews the scope of the audit, (4) considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and (5) reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee held seven meetings in 2002. The members of the Audit Committee from January 2002 to October 2002 were David M. Tully (Chair), Raymond B. Ferguson and Gregory W. Riker, and from October 2002 to February 2003 were Jon Gacek (Chair), Raymond B. Ferguson, Paul Gallo and Kenneth Williams. The current members of the Audit Committee are Jon Gacek (Chair) and Gregory W. Riker.

        In 2002, the Company's Board of Directors restructured its standing committees to combine the responsibilities and duties of the Stock Option Committee into and with the Compensation Committee, and to create a Nominating and Governance Committee. The Compensation and Option Committee, as renamed, reviews executive compensation, establishes executive compensation levels, and administers the Company's Third Amended and Restated 1995 Stock Option Plan. The Compensation and Options Committee held one meeting in 2002. The members of the Compensation Committee from January 2002 to October 2002 were David M. Tully (Chair), Raymond B. Ferguson and Gregory C. Mackie, and from October 2002 to February 2003 were Kenneth Williams (Chair), Raymond B. Ferguson, Gregory W. Riker and Paul Gallo. The current members of the Compensation and Options Committee are Marc J. Leder, Rodger R. Krouse and Clarence E. Terry.

        Although active in 2002, the Nominating and Governance Committee is no longer a standing committee. The Nominating and Governance Committee reviewed and made recommendations to the Board of Directors about the Company's governance processes, assisted in identifying and recruiting candidates for the Board, and made recommendations to the Board regarding the membership and chairs of the committees of the Board. The members of the Nominating and Governance Committee were Raymond B. Ferguson (Chair), Gregory W. Riker and Jon Gacek. The Nominating and Governance Committee held 10 meetings in 2002.

  Director Compensation

        From January to September 2002, for serving as directors of the Company, each director who was not an employee of the Company ("Outside Director") was paid (1) an annual fee of $8,500, payable in quarterly payments of $2,125; (2) a $1,275 fee for each Board meeting attended in person ($425 if attended by telephone); (3) a $638 fee for each Board committee meeting attended in person ($213 if attended by telephone); and (4) a $425 fee for participating in special board projects one to four hours in length and a $850 fee for special board projects four to eight hours in length; these fees represented a 15% reduction from the fees paid to Outside Directors in 2001. Beginning in October 2002, each

Outside Director was paid (1) an annual fee of $15,000, payable in quarterly payments of $3,750; (2) a $1,500 fee for each Board meeting attended in person ($750 if attended by telephone); (3) a $750 fee for each Board committee meeting attended in person ($375 if attended by telephone); and (4) a $500 fee for participating in special board projects one to four hours in length and a $1,000 fee for special board projects four to eight hours in length.

        The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 15,000 non-qualified stock options pursuant to the terms of the Company's Third Amended and Restated 1995 Stock Option Plan ("Option Plan"). In addition, each director is entitled to receive an annual grant of 15,000 non-qualified stock options pursuant to the terms of the Option Plan in recognition of his or her service on the Board during the preceding year, which awards are made each December; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award.

        Prior to his appointment as Chairman in September 2002, Mr. Riker was appointed Lead Director in February 2001 and was responsible for running Board meetings, Board review and structure, and the Board's relations with the Company and its senior personnel. In that capacity Mr. Riker received compensation of $92,327 in 2002.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position						Other Annual Compensation	Shares Underlying Options	All Other Compensation
	Year	Salary		Bonus
James T. Engen President, Chief Executive Officer and Director	2000 2001 2002	$200,000 227,683 325,000		$109,091 4,413 —	(1)	— — —	50,000 65,000 —	$2,551 10,121 5,670	(2) (2) (2)
William A. Garrard Vice President and Chief Financial Officer	2000 2001 2002	185,000 210,900 202,350		73,323 4,082 —	(1)	— — —	50,000 50,000 —	2,364 9,697 5,340	(2) (2) (2)
Paul Rice Executive Vice President Sales	2001 2002	13,854 166,250	(3)	— —		— —	100,000 —	— 2,349	(2)
Wyatt Hyora Executive Vice President Operations	2000 2001 2002	100,208 175,999 172,900	(4) (6)	9,850 3,861	(1)	— —	— 100,000 —	— 822	(5)
Laura Stutsman Executive Vice President Marketing	2000 2001 2002	8,638 173,238 175,000	(7) (8)	— 3,861 —		— — —	— 100,000 —	— 2,861 4,424	(2) (2)

(1)
Includes the following bonuses earned in 2000, but paid in 2001: Mr. Engen, $2,450; Mr. Garrard, $2,266; and Mr. Hyora, $2,143.

(2)
Consists of payments made by the Company for the Named Executive for matching contributions under its 401(k) profit sharing plan, the EAW Executive Deferred Compensation Plan, term life insurance and disability insurance premiums and health insurance premiums.

(3)
Mr. Rice joined the Company in December 2001 so his salary for 2002 reflects a partial year of service.

(4)
Mr. Hyora joined the Company in August 2000 so his salary for 2000 reflects a partial year of service.

(5)
Consists of a payment made by the Company for Mr. Hyora for COBRA benefits during Mr. Hyora's transition from his previous employer.

(6)
Mr. Hyora left the Company in October 2002 so his salary for 2002 reflects a partial year of service.

(7)
Ms. Stutsman joined the Company in December 2000 so her salary for 2000 reflects a partial year of service.

(8)
Ms. Stutsman left the Company in November 2002 so her salary for 2002 reflects a partial year of service.

COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

  Executive Compensation Philosophy

        The Compensation and Options Committee of the Board of Directors is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company, and administers the Company's Option Plan. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

        The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation and Options Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary, cash bonuses and stock option grants for executive officers.

  Management Incentive Plan

        The Compensation and Options Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation and Options Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria that is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation and Options Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

        For 2002, the Compensation and Options Committee set the quarterly bonus pool at 10% of the Company's pre-bonus operating income and subject to certain minimum performance levels. No bonuses were paid to executive officers of the Company in 2002.

        The Compensation and Options Committee has not yet adopted a bonus plan for 2003. However, the committee is considering a bonus plan that provides for bonuses payable once predetermined minimum earnings levels are achieved by the Company.

  Equity Participation

        The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation and Options Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan, a maximum of 6,500,000 shares of the Company's common stock may be issued.

        The stock options provide value to the recipients only when the market price of the Company's common stock increases above the option grant price and only as the options vest and become exercisable. The Compensation and Options Committee considers these grants in making its cash compensation decisions.

  Equity Compensation Plan Information

        The following table provides certain information about the Company's equity compensation plans in effect as of the end of fiscal year 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	3,950,869	$5.26	2,018,517
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	3,950,869	$5.26	2,018,517

(1)
Consists of the Mackie Designs Inc. Third Amended and Restated Stock Option Plan.

  Compensation of Chief Executive Officer

        The Chief Executive Officer's compensation is set using the Compensation and Options Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 2002, the salary for Mr. Engen was set at $325,000.

  Executive Retention Plan

        During 2002, the Company sought opportunities for additional funding for the Company through the sale of shares of the Company and/or portions of its business. In order to encourage senior executives to remain with the Company through a change in control, the Board adopted the Strategic Executive Retention Plan ("Plan") in April 2002. In connection with the equity investment made by

Sun Mackie, LLC ("Sun Mackie") in February 2003, the Board revised the Plan in December 2002. The Plan, as revised, provides generally for:

  •
  the payment of cash and shares of the Company from a fund established by the Company and certain shareholders, in varying amounts, to certain executive officers who remain employed with the Company for a period of one hundred eighty (180) days following the closing of the transaction with Sun Mackie; and

  •
  the payment of cash and shares of the Company by the Company, in varying amounts, to certain officers if they are terminated for reasons other than cause, as defined in the Plan, within six (6) months following the earlier of the closing of the transaction with Sun Mackie or a change in control, as defined in the Plan.

        In February 2003, the Company paid Paul Rice $52,000 in cash and $12,500 in cash in lieu of shares pursuant to the Plan.

  Deductibility of Executive Compensation

        The Compensation and Options Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2002 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

COMPENSATION AND OPTIONS COMMITTEE* Marc J. Leder Rodger R. Krouse Clarence E. Terry

*
The report of the Compensation and Options Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts. The current members of the Compensation and Options Committee under whose signatures this report appears were not directors of the Company in 2002, did not participate in compensation decisions in 2002 and are reporting the information contained herein not from personal knowledge, but solely from information contained in the Company's corporate records.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Gregory W. Riker, Raymond B. Ferguson, Kenneth Williams and Paul Gallo served on the Compensation Committee during part of 2002. Messrs. Riker, Ferguson, Williams and Gallo also served as directors of Mackie Designs Manufacturing, Inc. during 2002. In connection with the transaction with Sun Mackie, LLC, Messrs. Riker, Ferguson, Williams and Gallo resigned as directors of Mackie Designs Manufacturing, Inc. in February 2003. Gregory C. Mackie and David M. Tully also served on the Compensation Committee during part of 2002. Mr. Mackie was a director of the Company until February 2003 and Chairman of the Board of Directors of the Company until September 2002, and served as President of the Company from 1988 to 1999. During 2002, Mr. Mackie was an officer or director of the following subsidiaries: Blackstone Technologies, Inc., SIA Software Company, Inc., Mackie Designs Manufacturing Inc., Mackie Industrial Inc., Acuma Labs, Inc., A.V.M. S.r.L., Mackie Designs (Netherlands) B.V., Mackie Designs (Italy) S.p.A. and Mackie Designs UK Plc. Mr. Tully was a director of the Company until September 2002 and served as Secretary and Treasurer of the Company from 1988 to May 2001. Mr. Tully was an officer of Blackstone Technologies, Inc. and a director of Mackie Designs Manufacturing Inc. Both Mr. Mackie and Mr. Tully are members of Mackie Holdings, LLC which has a lease with the Company for office and manufacturing facilities. The details of this relationship is described below under the caption "Certain Transactions."

        The current members of the Compensation and Options Committee are Marc J. Leder, Rodger R. Krouse and Clarence E. Terry. In February 2003, Messrs. Leder and Krouse were appointed directors and officers, and Mr. Terry was appointed officer, of the following subsidiaries: Mackie Designs Manufacturing, Inc., Mackie Industrial Inc., Mackie Investment Co., Blackstone Technologies, Inc. and SIA Software Company, Inc.

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

        The Audit Committee operates pursuant to a written charter, a copy of which was attached as Appendix A to the proxy statement for the Annual Meeting of shareholders held in May 2001. Each member of the Audit Committee is an independent director as defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ending December 31, 2002.

AUDIT COMMITTEE Jon W. Gacek (Chair) Gregory W. Riker

*
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP was the independent auditor for the Company for the fiscal year ended December 31, 2002. The Board has not yet reappointed KPMG LLP to serve as the Company's independent auditors for fiscal 2003, although it intends to do so if recommended by the Audit Committee. The Audit Committee will make its recommendation to the Board prior to the 2003 Annual Meeting. Representatives of KPMG LLP are not expected to attend the 2003 Annual Meeting.

  Audit Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2002 and the review of the quarterly financial statements included in the Company's Form 10-Qs for 2002 totaled $383,220.

  All Other Fees

        The aggregate fees billed for other professional services rendered by KPMG LLP in 2002 were $498,500.

        The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KMPG LLP and has determined that it is.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2003, by (1) persons who are known by the Company to own beneficially more than 5% of the Company's outstanding common stock; (2) the Company's Chief Executive Officer and the four most highly compensated executive officers; (3) the directors; and (4) the directors and executive officers as a group. On March 31, 2003, there were 19,499,969 shares of common stock outstanding.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of March 31, 2003(1)		Percent of Class
Sun Mackie, LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP, Sun Capital Partners, LLC, Sun Capital Partners III, LP, Sun Capital Partners III QP, LP, Sun Capital Advisors III, LP and Sun Capital Partners III, LLC	15,570,480	(2)	75.2%
Marc J. Leder	15,570,480	(2)(3)	75.2%
Rodger R. Krouse	15,570,480	(2)(3)	75.2%
David M. Tully	2,006,825	(4)(5)	9.6%
Gregory W. Riker	21,250	(6)	*
James T. Engen	232,500	(7)	1.1%
William A. Garrard	193,500	(8)(9)	*
Paul Rice	34,800	(10)	*
Wyatt Hyora	75		*
All current directors and executive officers as a group (nine persons)	16,067,438	(11)	77.8%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise.

(2)
This information given is as of March 31, 2003, as reported in the Schedule 13D, as amended, filed with the Securities and Exchange Commission jointly by Sun Mackie, LLC, a Delaware limited liability company ("Sun Mackie"), Sun Capital Partners II, LP, a Delaware limited partnership ("Sun Partners II LP"), Sun Capital Advisors II, LP, a Delaware limited partnership ("Sun Advisors II LP"), Sun Capital Partners, LLC, a Delaware limited liability company ("Sun Partners LLC"), Sun Capital Partners III, LP, a Delaware limited partnership ("Sun Partners III LP"), Sun Capital Partners III QP, LP, a Delaware limited partnership ("Sun Partners III QP

  LP"), Sun Capital Advisors III, LP, a Delaware limited partnership ("Sun Advisors III LP"), Sun Capital Partners III, LLC, a Delaware limited liability company ("Sun Partners III LLC"), Marc J. Leder ("Leder") and Rodger R. Krouse ("Krouse") ("Sun 13D"). As reported in the Sun 13D, these shares consist of (i) 14,124,127 shares held directly by Sun Mackie; (ii) 1,179,429 shares of Common Stock issuable to Sun Mackie upon exercise of warrants, exercisable within 60 days of March 31, 2003; (iii) 246,353 shares held by certain parties to a Shareholders' Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto ("Shareholders' Agreement"), with respect to which Sun Mackie has sole voting power; and (iv) 20,571 shares of Common Stock issuable to certain other parties, with respect to which Sun Mackie has sole voting power pursuant to the Shareholders' Agreement. Sun Partners LLC is the general partner of Sun Advisors II LP, which in turn is the general partner of Sun Partners II LP. Sun Partners III LLC is the general partner of Sun Advisors III LP, which in turn is the general partner of Sun Partners III LP and Sun Partners III QP LP. Together, Sun Partners II LP, Sun Partners III LP and Sun Partners III QP LP own all of the membership interests in Sun Mackie. As a result, Sun Mackie, LLC, Sun Partners II LP, Sun Advisors II LP, Sun Partners LLC, Sun Partners III LP, Sun Partners III QP LP, Sun Advisors III LP and Sun Partners III LLC may be deemed to have indirect beneficial ownership of the 15,570,480 shares of Common Stock beneficially owned by Sun Mackie. The business address for each of these shareholders is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(3)
Marc J. Leder and Rodger R. Krouse each currently serve as a director of the Company. Mr. Leder and Mr. Krouse each own 50% of the membership interests in Sun Partners LLC and Sun Partners III LLC. As a result, Mr. Leder and Mr. Krouse may be deemed to have indirect beneficial ownership of the 15,570,480 shares of Common Stock beneficially owned by Sun Mackie. Mr. Leder's and Mr. Krouse's business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(4)
Includes 334,625 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts. Mr. Tully's business address is 881 S Undermountain Rd., Sheffield, MA 01257.

(5)
Includes 5,000 options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

(6)
Consists of options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

(7)
Consists of options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

(8)
Includes 1,000 shares held by Mr. Garrard's mother's estate of which Mr. Garrard is the executor. The beneficiaries of Mrs. Garrard's estate are Mr. Garrard and his two sisters.

(9)
Includes 192,500 options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

(10)
Includes 25,000 options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

(11)
Includes 495,958 options to purchase shares of the Company stock exercisable within 60 days of March 31, 2003.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        No options were granted to any of the Named Executives during 2002. No SARS were granted during 2002. The following table provides information with respect to the Named Executives concerning the exercise of options during 2002 and unexercised options held as of December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Engen	—	—	216,250	98,750	—	—
William A. Garrard	—	—	180,000	70,000	—	—
Paul Rice	—	—	25,000	75,000	—	—
Wyatt Hyora	—	—	50,000	50,000	—	—
Laura Stutsman	—	—	25,000	75,000	—	—

(1)
Amounts reflected are based upon the market value of the common stock as of December 31, 2002 ($1.38) minus the applicable exercise price, multiplied by the number of shares underlying the options.

CERTAIN TRANSACTIONS

        In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Gregory C. Mackie, a former director and ten percent shareholder, C. Marcus Sorenson, a former director and ten percent shareholder, and his wife, Judith B. Sorenson, and David M. Tully, a former director and ten percent shareholder, that expires December 31, 2004 for office and manufacturing facilities. In December 2001, the Company extended the term of the lease for an additional two-year period ending December 31, 2006. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Monthly rent expense as of December 31, 2002 was $66,477. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 2002, Mackie Holdings was paid a total of $960,305 pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

        In October 1999, the Company executed a loan with James T. Engen in the amount of $250,000 for relocation expenses in connection with his appointment as Chief Operating Officer. The loan is a non-interest bearing loan and must be repaid upon the earlier of October 31, 2004 or Mr. Engen's termination from the Company. As of December 31, 2002, the principal balance on this loan was $189,707.43.

        As part of the equity investment made by Sun Mackie in February 2003, the Company entered into a Management Services Agreement with Sun Capital Partners Management, LLC ("Sun Capital Partners Management"). Pursuant to this agreement, the Company paid Sun Capital Partners Management a fee of $778,000 in consideration of certain services rendered to the Company in connection with structuring and negotiating of the equity investment made by Sun Mackie. Also, under this agreement the Company will receive financial and management consulting services in exchange for an annual fee (payable in quarterly installments) equal to the greater of $400,000 or 6% of the Company's EBITDA (as defined therein), provided that the fee will not exceed $1 million a year unless approved by a majority of our directors who are not affiliates of Sun Capital Partners Management. This agreement terminates on February 21, 2010. In addition, the Company paid the legal and other expenses incurred by Sun Mackie in connection with its equity investment in an aggregate amount of $567,000. As part of the Company's debt refinancing in March 2003, the Company executed a $4.0 million subordinated note with Sun Mackie, and certain other parties, and issued warrants to Sun Mackie, and certain other parties to purchase 1.2 million shares of Common Stock at $0.01 per share.

        Sun Mackie is owned by Sun Capital Partners II, LP, Sun Capital Partners III, LP and Sun Capital Partners III QP, LP. The general partner of Sun Capital Partners II, LP is Sun Capital Advisors II, LP. The general partner of Sun Capital Advisors II, LP is Sun Capital Partners, LLC, and its limited partners include, among others, Marc J. Leder, Rodger R. Krouse and Clarence E. Terry, each of whom serves as a director of the Company, and Kevin J. Calhoun, R. Lynn Skillen and C. Deryl Couch, each of whom has been nominated to serve as a director of the Company. In addition, Messrs. Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC. Messrs. Leder and Krouse are also co-Chief Executive Officers of Sun Mackie. Sun Capital Partners Management, LLC is wholly owned by Sun Capital Advisors II, LP. The general partner of Sun Capital Partners III, LP and Sun Capital Partners III QP, LP is Sun Capital Advisors III, LP. The general partner of Sun Capital Advisors III, LP is Sun Capital Partners III, LLC, and its limited partners include, among others, Marc J. Leder, Rodger R. Krouse and Clarence E. Terry, each of whom serves as a director of the Company, and Kevin J. Calhoun, R. Lynn Skillen and C. Deryl Couch, each of whom has been nominated to serve as a director of the Company. Messrs. Leder and Krouse each own 50% of the membership interests in Sun Capital Partners III, LLC.

PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 2002 since December 31, 1997 to the cumulative return over such period of (1) the Total Return Index of the Nasdaq Stock Market-US and (2) the Total Return Index of the Nasdaq Stock Market-Electronic Components. The graph assumes that on December 31, 1997, $100 was invested in the common stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's common stock must report their initial ownership to the Securities and Exchange Commission ("SEC") and subsequent reports disclosing changes in such ownership. Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2002. The Company believes that all of these filing requirements have been satisfied, except for three late reports of nine transactions by Mr. Tully, one late report of one transaction by Mr. Rice, and one late report of two transactions by Mr. Gallo. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available at the Securities and Exchange Commission's web site (http://www.sec.gov), and a copy of the report may also be obtained, without charge, upon written request to: Corporate Secretary, Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

Sincerely,
James T. Engen President and Chief Executive Officer
Woodinville, Washington April 18, 2003

PROXY

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders, April 30, 2003

MACKIE DESIGNS INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

        The undersigned hereby appoints James T. Engen and Marc J. Leder, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 30, 2003, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

(Continued, and to be marked, dated and signed, on the other side)

-Detach here from proxy voting card. -

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote "FOR" Proposal 1		FOR	WITHHELD FOR ALL
1.	Election of Directors Nominees:	☐	☐
01 Marc J. Leder 02 Rodger R. Krouse 03 Clarence E. Terry 04 Kevin J. Calhoun 05 R. Lynn Skillen 06 C. Deryl Couch 07 C. Daryl Hollis
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

2.	In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

NOTE: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE

- Detach here from proxy voting card. -

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE
INDEPENDENT PUBLIC ACCOUNTANTS
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
ADDITIONAL INFORMATION